Exhibit 99.1

Markforged Schedules Third Quarter 2023 Earnings Announcement;

Provides Preliminary Third Quarter Results and Updates 2023 Revenue Guidance

WALTHAM, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced preliminary financial results for the third quarter ended September 30, 2023.

Revenue for the third quarter was approximately $20 million, and the Company ended the September quarter with a cash, cash equivalent, and short-term investment balance of approximately $126 million.

Macroeconomic headwinds accelerated towards the end of the quarter, which led to unexpected delays in closing deals that the Company had expected to close in the third quarter. The Company anticipates these headwinds will continue in the fourth quarter and is adjusting its full year guidance to reflect these challenges. The Company now expects 2023 revenue to be between $90 and $95 million, which is below $101 million, the low end of the range previously provided.

The Company will provide additional details on the third quarter results and the updated outlook for the full year 2023 when it reports third quarter earnings which is scheduled to take place on Monday, November 13, 2023.

“Towards the end of September we experienced a meaningful slowdown in deal conversion which caused third quarter revenues to come in below our expectations,” said Shai Terem, President and CEO of Markforged. “Additionally, as we progressed into the fourth quarter, the persistent high cost of capital and uncertainty in the macro environment is continuing to restrict capital investments more than anticipated. As a result, we now expect 2023 revenues to come in lower than prior expectations. In light of these headwinds, we are accelerating cost reduction efforts to align our operating expenses to match anticipated near term demand trends. Despite these near term challenges, our conviction in our long-term growth trajectory is unchanged as we bring industrial production to the point of need. We believe the FX20, PX100, Digital Source and an additional new product release coming this quarter will drive our growth over time as the macro uncertainty clears.”

All information in this press release is preliminary and subject to change pending the completion of the Company's standard quarter-end review procedures.

Conference Call and Webcast Information

Markforged plans to release financial results for the third quarter ended September 30, 2023 after the market closes on Monday, November 13, 2023. The Company will host a webcast and conference call at 5:00 PM ET on the same day to discuss the results.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/

To participate in the call, please dial 1-877-407-9039 or 1-201-689-8470 ten minutes before the scheduled start.

Exhibit 99.1

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically until Monday, November 27, 2023, 11:59 PM ET by dialing 1-844-512-2921 or 1-412-317-6671, passcode 13737743.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible supply chains by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Special Note Regarding Forward-Looking Statements

These preliminary results for the third quarter are based on information available to management as of the date of this release, do not present all necessary information for an understanding of the Company’s financial condition as of the date of this release, or its results of operations for the third quarter and are subject to further change upon completion of standard quarter-end closing procedures. As the Company finalizes its financial statements for the quarter, it is possible that the Company may identify items that require it to adjust the preliminary financial information set forth above, and those adjustments could be material. This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue, gross profit margin and earnings guidance; the impact of infrastructure investments; timing for achieving profitability; our ability to fulfill orders for our products in a timely fashion in the future; expected growth of the size of and opportunity to increase our addressable market; the timing of launches and the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; market trends in the manufacturing industry; the effects of macroeconomic factors; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should,

Exhibit 99.1

therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com